CERTIFICATE OF AMENDMENT

                                       OF THE

                            CERTIFICATE OF INCORPORATION

                                         OF

                            MANAGEMENT TECHNOLOGIES, INC.

                  Under Section 805 of the Business Corporation Law







          FILER:

          Baratta & Goldstein
          597 Fifth Avenue
          New York,  NY  10017


                              CERTIFICATE OF AMENDMENT

                                       OF THE

                            CERTIFICATE OF INCORPORATION

                                         OF

                            MANAGEMENT TECHNOLOGIES, INC.

                  Under Section 805 of the Business Corporation Law


          The undersigned, being the Chairman of the Board and Assistant Secretary of MANAGEMENT TECHNOLOGIES, INC. do hereby certify and set forth as follows:

               FIRST:  The name of the corporation is:
                              MANAGEMENT TECHNOLOGIES, INC.

               SECOND: The Certificate of Incorporation was filed by the Department of State on May 9, 1980.

               THIRD: The Certificate of Incorporation is hereby amended as follows:
               The Certificate of Incorporation is amended to increase the authorized number of shares of Common Stock from One Hundred Million (100,000,000) having a par value of One Cent ($.01) each to Two Hundred (200,000,000) having a par value of One Cent ($.01) each, and to change the address to which the Secretary of


          State shall mail a copy of any process against the corporation served upon him.


               To accomplish the foregoing amendments, paragraphs FOURTH and FIFTH, which respectively refer to the authorized stock and the address for service of process, are hereby amended to read as follows:

               `FOURTH: The Corporation is authorized to issue one class of stock to be designated `Common Stock''. The aggregate number of shares shall be Two Hundred Million (200,000,000) shares of Common Stock with a par value of One Cent ($.01) each.''

               `FIFTH: The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:
                               c/o Baratta & Goldstein
                                  597 Fifth Avenue
                             New York,  New York   10017

               FOURTH: The above amendments to the Certificate of Incorporation were authorized by written consent of the Board of Directors, followed by a majority vote of the holders of all outstanding shares entitled to vote thereon.

               IN WITNESS WHEREOF, this Certificate of Amendment has been subscribed this day of May, 1995, by the undersigned who affirm that the statements made herein are true under the penalties of perjury.


          /s/ Anthony J. Cataldo                       /s/ Keith Williams
          Anthony J. Cataldo                           Keith Williams
          Chairman of the Board                        Chief Operating
                                                       Officer and Assistant
                                                       Secretary